                                                                 EXHIBIT 11.1

                   STATEMENT RE: COMPUTATION OF EARNINGS


                                                                                (In thousands, except per share data)

                                                                                         TWELVE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                   --------------------------------
                                                                                      1997       1996       1995
                                                                                   ----------  ---------  ---------
Primary
  Average common shares outstanding..............................................      22,072     15,363     14,024

  Assumed conversion of preferred stock..........................................           0      2,248          0

  Net effect of common stock equivalents (2)(3)..................................           0      5,565          0
                                                                                   ----------  ---------  ---------
  Total shares...................................................................      22,072     23,176     14,024
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
  Net (loss) income..............................................................  $  (45,691) $  16,579  $    (672)

  Adjustments to net (loss) income:
    Reduction of interest expense (net of tax)
      related to assumed retired debt............................................           0        398          0

    Increase in interest income (net of tax) from
      assumed investment of excess proceeds in short-term paper.................            0        172          0
                                                                                   ----------  ---------  ---------
  Adjusted net (loss) income.....................................................  $  (45,691) $  17,149  $    (672)
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
  Per share (loss) earnings:
  Net (loss) income..............................................................  $    (2.07) $     .74  $    (.05)
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
Fully Diluted
  Average common shares outstanding..............................................      22,072     15,363     14,024

  Assumed conversion of preferred stock..........................................           0      2,248          0

  Net effect of common stock equivalents (2)(4)..................................           0      5,677          0
                                                                                   ----------  ---------  ---------

  Total shares...................................................................      22,072     23,288     14,024
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
  Net (loss) income..............................................................  $  (45,691) $  16,579  $    (672)

  Adjustments to net (loss) income:
    Reduction of interest expense (net of tax)
      related to assumed retired debt............................................           0          0          0
    Increase in interest income (net of tax) from assumed
      investment of excess proceeds in short-term paper..........................           0          0          0
                                                                                   ----------  ---------  ---------

  Adjusted net (loss) income.....................................................  $  (45,691) $  16,579  $    (672)
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
  Per share (loss) earnings:
  Net (loss) income (1)..........................................................  $    (2.07) $     .71  $    (.05)
                                                                                   ----------  ---------  ---------
                                                                                   ----------  ---------  ---------
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(1) This calculation is submitted in accordance with the requirements of
    Regulation S-K although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

(2) Common stock equivalents include the effect of the exercise of stock options and warrants.

(3) Based on common stock equivalents using the if converted method and average market price.

(4) Based on common stock equivalents using the if converted method and the period-end market price, if higher than the average market price.